Exhibit 10(I)

                     AIRBORNE FREIGHT CORPORATION

                       EXECUTIVE DEFERRAL PLAN
                                (EDP)

                 Restated Effective January 1, 1999

                        TABLE OF CONTENTS

                                                            Page

Purpose                                                       1

Article 1 - Definitions                                       1

Article 2 - Eligibility                                       3
   2.1  Eligibility and Participation                         3
   2.2  Enrollment Requirements                               3

Article 3 - Deferral Commitments                              4
   3.1  Minimum and Maximum Deferrals                         4
   3.2  Deferral Commitment Period                            4
   3.3  FICA Taxes                                            4
   3.4  Interest Crediting Prior to Distribution              4
   3.5  Interest Crediting Upon Commencement of Retirement
        Distribution                                          4

Article 4 - In-Service Distributions                          5
   4.1  In General                                            5
   4.2  Hardship Withdrawal                                   5
   4.3  Pre-Determined Withdrawal                             5
   4.4  Early Distribution With Penalty                       5
   4.5  Payment of Distribution                               6
   4.6  Remaining Account Balance                             6

Article 5 - Commencement of Payment of Benefits               6
   5.1  Retirement                                            6
   5.2  Disability                                            6
   5.3  Termination                                           6
   5.4  Death Prior to Commencement of Payment of Benefits    6
   5.5  Death After Commencement of Payment of Benefits       6
   5.6  Beneficiary                                           6
   5.7  Forms of Distribution                                 7
   5.8  Small Amounts Distribution                            7

Article 6 - Beneficiary                                       7
   6.1  Beneficiary                                           7
   6.2  Beneficiary Designation; Change                       7
   6.3  No Beneficiary Designation                            7
   6.4  Doubt as to Beneficiary                               7
   6.5  Discharge of Obligations                              7

                                                            Page

Article 7-  Leave of Absence                                  8
   7.1  Authorized Leave of Absence                           8

Article 8 - Company/Participant Liability                     8
   8.1  General Assets                                        8
   8.2  Limitation of Obligation                              8
   8.3  Participant Cooperation                               8
   8.4  Unsecured General Creditor                            8

Article 9 - No Guarantee of Employment                        9
   9.1  No Guarantee of Employment                            9

Article 10-Termination, Amendment or Modification of the Plan 9
  10.1  Termination of Plan                                   9
  10.2  Amendment of Plan                                     9
  10.3  Termination of Deferral Agreement                     9

Article 11 -Change of Control                                10
  11.1  Change of Control                                    10
  11.2  Termination of Employment Following a
        Change of Control                                    10
  11.3  Constructive Termination of Employment               10

Article 12 -Other Benefits and Agreements                    11
  12.1  Coordination with Other Benefits                     11

Article 13 -Restrictions on Alienation of Benefits           11
  13.1  Nonassignability                                     11

Article 14 -Administration of the Plan                       11
  14.1  Committee Administration                             11
  14.2  Committee Authority                                  12
  14.3  Committee Indemnity                                  12
  14.4  Company's Obligations to the Committee               12
  14.5  Committee Discretion in Payment Schedule             12
  14.6  Legal, Accounting, Clerical and Other Services       12

Article 15 -Claims Procedures                                12
  15.1  Presentation of Claim                                12
  15.2  Notification of Decision                             12
  15.3  Review of a Denied Claim                             13
  15.4  Decision on Review                                   13

                                                           Page

Article 16 -Trust                                            14
  16.1  Establishment of the Trust                           14
  16.2  Interrelationship of the Plan and the Trust          14

Article 17 -Miscellaneous                                    15
  17.1  Notice                                               15
  17.2  Successors                                           15
  17.3  Governing Law                                        15
  17.4  Headings                                             15
  17.5  Validity                                             15

                     EXECUTIVE DEFERRAL PLAN

                               OF

                   AIRBORNE FREIGHT CORPORATION

                             Purpose

The  purpose of this Plan is to provide specified benefits  to  a select  group of key employees who contribute materially  to  the continued  growth,  development and future  business  success  of
AIRBORNE EXPRESS and its subsidiaries.

                            Article 1
                           Definitions

For  purposes hereof, unless otherwise clearly apparent from  the context,  the following phrases or terms shall have the following indicated meanings:

1.1 "Account  Balance"  shall mean the sum of  (i)  the  Deferral
    Amount and (ii) interest credited in accordance with all  the applicable  interest crediting provisions of this Plan,  less all distributions made in accordance with the Plan.

1.2 "Airborne  Express"  shall mean Airborne Freight  Corporation
    (d/b/a Airborne Express) and its subsidiaries.

1.3 "Annual  Bonus"  shall mean any compensation paid  under  the
    Company's MICP bonus plan.

1.4 "Basic  Plan"  shall  mean the Airborne  Freight  Corporation
    Minimum Monthly Retirement Income Plan.

1.5 "Base Annual Salary" shall mean the annual compensation  that is to be paid to a Participant for each Plan Year, determined as  of  the  first  day  of  that  year,  excluding  bonuses, commissions, overtime and non-monetary awards for  employment services to the Company.

1.6 "Beneficiary" shall mean the person or persons, or the estate of  a  Participant, designated in accordance with Article  6, who  is entitled to receive benefits under this Plan upon the death of a Participant.

1.7 "Beneficiary   Designation  Form"   shall   mean   the   form
    established  from  time  to time  by  the  Committee  that  a
    Participant completes, signs and returns to the Committee  to designate one or more Beneficiaries.

1.8 "Board" shall mean the Board of Directors of Airborne Freight
    Corporation (d/b/a Airborne Express).

1.9 "Change of Control" shall mean an event or transaction  which results  in a Change of Control of the management of Airborne
    Express  as  described and defined under Article 11  of  this
    Plan.

1.10 "Committee"   shall  mean  the  administrative   committee
    appointed  to  manage and administer this Plan in  accordance with the provisions of Article 14.

1.11 "Company"   shall  mean  Airborne  Express   and   its
    subsidiaries.

1.12 "Deferral  Agreement" shall mean the  form  of  written agreement  which is entered into by and between  the  Company and  a  Participant.  Each Deferral Agreement executed  by  a
    Participant  shall provide for the entire  benefit  to  which such  Participant  is entitled to under this  Plan,  and  the
    Deferral Agreement bearing the latest date shall govern  such entitlement.

1.13 "Deferral  Amount"  shall be  the  sum  of  all  of  a
    Participant's  Base  Annual Salary  deferrals,  Annual  Bonus deferrals and Quarterly Incentive Bonus deferrals.

1.14 "Disability"  shall mean a period of disability  during
    which   a  Participant  qualifies  for  benefits  under   the
    Company's  or  any of its subsidiaries' long-term  disability program.

1.15 "Effective  Date"  shall mean,  for  purposes  of  this restated Plan, January l, 1999.  The original effective  date of this Plan was January 1, 1992.

1.16 "Employee" shall mean any person who is in the  regular full-time  employment  of the Company as  determined  by  the personnel policies and practices of the Company.

1.17 "In-Service Distribution" shall mean the distribution to be made, if elected by the Participant, pursuant to  Article 4.

1.18 "Interest Crediting Rate" shall mean the interest  rate determined  and announced by the Committee at any time  prior to  the beginning of the Plan Year.  The Committee will  base the  crediting  rate  upon  an established  index  and  shall document  and  communicate  the index  source  prior  to  the beginning of the plan year.

1.19 "Participant"  shall  mean  any  Employee  who  (i)  is eligible  to participate under the terms of this  Plan,  (ii)
    elects  to  participate in this Plan, (iii) signs a  Deferral
    Agreement and a Beneficiary Designation Form, (iv) the signed
    Deferral  Agreement  and  Beneficiary  Designation  Form  are
    returned  to  and accepted by the Committee, and (v)  neither this Plan nor the Deferral Agreement has terminated.

1.20 "Plan"  shall mean the Executive Deferral Plan  of  the
    Company  which  is  defined by this instrument  and  by  each
    Deferral Agreement.

1.21 The "Plan Year" shall begin on January 1 of each  year
    and continue through December 31 of the same year.

1.22 "Quarterly Incentive Bonus" shall mean any compensation paid under the Company's Quarterly Incentive Bonus Plan.

1.23 "Retirement"  shall  mean  the  later  of  the  date  a
    Participant attains age 55 and ten (10) years of service  and ceases  employment  with the Company or attains  age  62  and ceases employment with the Company.

1.24 "Retirement Distribution Date" shall mean the last  day of  the month in which a Participant has both (i) reached  or passed  his  or  her  Retirement date and (ii)  has  actually ceased being an Employee other than by death.

1.25 "Termination Benefit" shall mean the termination benefit provided for in Article 5.

1.26 "Termination of Employment" shall mean the cessation of employment with the Company prior to Retirement.

1.27 ''Trust"  shall mean the trust established pursuant  to that  certain Trust Agreement, dated as of January  1,  1992, between the Company and the Trustee named therein, as amended from time to time.

                            Article 2
                           Eligibility

2.1 Eligibility  and  Participation.  An  employee  shall  become eligible  to participate in this Plan when he/she either  (a)
    becomes  an  officer of the Company, or (b)  is  specifically
    nominated  for  participation by the Board  .   Participation
    shall  be limited to a select group of management and  highly compensated employees of the Company.

2.2 Enrollment  Requirements.  As a condition  of  participation, each  Participant so selected shall complete, sign and return to  the  Committee  a Deferral Agreement  and  a  Beneficiary
    Designation Form.  The Participant must return all  forms  by the required due date, and comply with all further conditions that may be established by the Committee.  In any event,  the
    Deferral Agreement must be returned prior to the beginning of the calendar year for which the election applies.

                            Article 3
                      Deferral Commitments

3.1 Minimum  and  Maximum  Deferrals.  The  Minimum  and  Maximum
    Deferrals shall be:

    Type of Deferral              Minimum Deferral    Maximum Deferral
    ----------------              ----------------    ----------------
    a) Base Annual Salary (BAS)    $50/pay period      100% of BAS
    b) Annual MICP Bonus (AMB)     $1,000              100% of AMB
    c) Quarterly Incentive         $250/per quarter    100% of QIB
        Bonus (QIB)

3.2 Deferral Commitment Period. The "Deferral Commitment  Period"
    for each Participant shall be a fixed one Plan Year period.

3.3 FICA  Taxes.  For  each Plan Year of the Deferral  Commitment
    Period,  the Company shall ratably withhold from that portion of  the Participant's Base Annual Salary and/or Annual  Bonus
    that  is not being deferred, the Participant's share of  FICA taxes  based  on  an amount equal to the Base Annual  Salary,
    Annual  MICP  Bonus and/or Quarterly Incentive  Bonus  before
    reduction   by  the  amount  deferred.   If  necessary,   the
    Committee shall reduce the amount deferred in order to comply with this Section 3.3.

3.4 Interest  Crediting Prior to Distribution. Interest shall  be based  on  the Interest Crediting Rate defined in this  Plan, credited in the following manner:

        (a)  For Base Annual Salary deferrals, interest shall  be
        credited quarterly as though all deferrals were  made  on
        the 45th day of the quarter.

        (b)   For  Annual Bonus deferrals and Quarterly Incentive
        Bonus deferrals, interest shall be credited quarterly  as
        though  all  Annual Bonus and Quarterly  Incentive  Bonus
        deferrals were made on the 45th day of the quarter in the
        quarter  the  bonus  would  otherwise  be  paid  to   the
        Participant.

3.5 Interest    Crediting   Upon   Commencement   of   Retirement
    Distribution. Upon commencement of a distribution, except  as noted  in Section 5.8, interest shall be credited based  upon
    the   average  rate  credited  over  the  five   Plan   Years
    immediately preceding the distribution start date.  Such rate shall remain constant throughout the distribution period.

                            Article 4

                    In-Service Distributions

4.1 In   General.   All  funds  in  the  Account  Balance  of   a
    Participant   shall   remain  in  this  Plan   until   death,
    retirement,   disability,  termination  of   employment,   or
    hardship, unless the Participant has elected to receive an In-
    Service  Distribution according to one of the options  listed below.

4.2 Hardship Withdrawal.

        (a)    If  a  Participant  experiences  an  Unforeseeable
        Financial Emergency as described in Section 4.2(b) below,
        the Participant may petition the Committee to (i) suspend
        any  deferrals required by the Deferral Agreement  and/or
        (ii) receive a distribution which will be limited to  the
        amount  required  to  satisfy the Unforseeable  Financial
        Emergency,  from  this  Plan.  Any  approval  of  such  a
        petition  shall  be  made at the sole discretion  of  the
        Committee.  If the Committee approves a distribution, the
        distribution shall be made within sixty (60) days of  the
        date  of  approval.  The distribution may not exceed  the
        Participant's Account Balance as of the last day  of  the
        month  prior  to the date of the Committee's approval  of
        the  petition,  calculated as if  such  Participant  were
        receiving a Termination Benefit as of such date.

        (b)  An "Unforeseeable Financial Emergency" shall mean an
        unexpected  need  for  cash  arising  from  an   illness,
        casualty  loss,  sudden financial reversal,  transfer  of
        place   of   employment  or  other   such   unforeseeable
        occurrence,  all as determined in the sole discretion  of
        the Committee.

4.3 Pre-Determined  Withdrawal.  Prior to making  deferrals,  the
    Participant  may elect to receive an In-Service  Distribution at a future date to be specified at the time of election.

    The  earliest  date  that  an In-Service  Withdrawal  can  be elected  is  after  the completion of  the  third  Plan  Year following that year's Deferral Agreement.  If the Participant chooses  to receive an In-Service Distribution, he/she  shall receive from the Account Balance an amount equal to the total
    Deferral  Amount  actually  deferred  during  the  Plan  Year following the date of election plus all interest relative  to the specified distribution.

4.4 Early  Distribution  With Penalty.  Upon  application  by  an
    Eligible Participant, the Committee may determine in its sole discretion  that  payments from such  Eligible  Participant's
    Account  shall be made in a different form or on  an  earlier date  than  otherwise elected under the terms  of  this  Plan
    (even  in  the absence of a Total Disability or Unforeseeable
    Emergency).  All distributions under this Subsection shall be reduced  by  a  penalty equal to ten percent  of  the  amount otherwise distributable, which penalty shall be forfeited  to the Company.

    An Eligible Participant who has received a distribution under this  subsection  thereafter shall not  make  any  additional deferral under the Plan.

4.5 Payment  of  Distribution.  The  payment  of  the  In-Service
    Distribution shall be made in a lump sum within  90  days  of the  first  day of the Plan Year specified by the Participant in the Deferral Agreement.

4.6 Remaining  Account  Balance. After the  payment  of  the  In-
    Service Distribution, the remaining Account Balance, if  any, shall constitute the entire Account Balance and be paid under the other provisions of this Plan, as elected.

                            Article 5
               Commencement of Payment of Benefits

5.1 Retirement.  In the event of a Participant's Retirement,  the
    Account Balance of a Participant shall be distributed in  the form  provided  under this Article within  90  days  after  a
    Participant's   Retirement  but   effective   the   date   of
    Retirement.

5.2 Disability. A Participant who is disabled while employed will be treated as employed and no payments will be made except in accordance with Article 4.2.

5.3 Termination. In the event a Participant incurs a  Termination of  Employment prior to Retirement, for any reason other than
    death,   such   Participant's  Account   Balance   shall   be
    distributed 90 days after the termination date, but effective as  of  the first day of the month immediately following  the
    date  of  termination.   Interest will  be  credited  to  the
    Account  Balance  prior  to distribution  through  the  month preceding Termination of Employment.

5.4 Death  Prior to Commencement of Payment of Benefits.  In  the
    event  of  a  Participant's death prior  to  commencement  of payment of benefits, the balance of the Participant's Account
    Balance shall be distributed to the Participant's Beneficiary in  the  form indicated on the Deferral Agreement, commencing
    90  days  after the date of the Participant's death effective as  of  the first day of the month immediately following  the date of the Participant's death.

5.5 Death   After  Commencement  of  Payment  of  Benefits.   The
    remainder of the Participant's Account Balance shall be  paid to  the  Participant's Beneficiary over the remainder of  the period under which the distribution began.

5.6 Beneficiary. Prior to commencement of payment of benefits  to a  Beneficiary,  such Beneficiary may request an  alternative single form of distribution to apply to the remainder of  the
    Participant's   Account  Balance.    The   Committee,   after
    considering   all  circumstances  that  it   deems   relevant
    (including  the  effect of such form of distribution  on  the finances  of  the  Company and the  financial  needs  of  the
    Beneficiary), shall determine in its sole discretion  whether to permit the alternative form of distribution.  In the event
    of   the   death  of  the  Beneficiary  prior   to   complete
    distribution  of  the  Participant's  Account  Balance,   the
    remainder of the Participant's Account Balance shall be  paid in a single lump sum to the deceased Beneficiary's estate.

5.7 Forms  of Distribution. Except as otherwise provided in  this
    Article 5, the Participant's Account Balance shall be paid in one  of  the following forms: (i) a single lump sum, (ii)  60
    approximately   equal   monthly   installments,   (iii)   120
    approximately  equal  monthly  installments,  or   (iv)   180
    approximately equal monthly installments, as the  Participant shall  elect  in  any Deferral Agreement; provided,  however, that in the absence of such election in a Deferral Agreement, the  amounts  credited to the Participant's  Account  Balance
    shall   be   payable  in  120  approximately  equal   monthly
    installments.   Prior  to  the  commencement  of  payment  of
    benefits, the Participant may request, by written application to  the Committee, an alternative single form of distribution that would apply to the Participant's entire Account Balance.
    It  is  the  sole  discretion of the Committee  to  determine
    whether   to  permit  the  requested  alternative   form   of
    distribution.

5.8 Small Amounts Distribution. In the event that the value of  a
    Participant's Account Balance does not exceed $20,000  as  of the  date  benefits first become distributable, the Committee will  distribute  the Account Balance in a  single  lump  sum payment.

                            Article 6
                           Beneficiary

6.1 Beneficiary.  Each Participant shall have the right,  at  any time,  to  designate  any person or persons  as  his  or  her
    Beneficiary  or  Beneficiaries  (both  primary  as  well   as
    contingent) to receive any benefits payable under  this  Plan to a Beneficiary upon the death of a Participant.

6.2 Beneficiary   Designation;  Change.   A   Participant   shall
    designate   his  or  her  Beneficiary  or  Beneficiaries   by
    completing and signing the Beneficiary Designation  Form  and returning it to the Committee.  A Participant shall have  the right  to  change  a Beneficiary by completing,  signing  and
    otherwise   complying  with  the  terms  of  the  Beneficiary
    Designation Form.

6.3 No Beneficiary  Designation.  If  a  Participant  fails  to
    designate  a  Beneficiary  as  provided  above,  or  if   all
    designated  Beneficiaries predecease the Participant  or  die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under this  Plan  to be  paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

6.4 Doubt as to Beneficiary. If the Committee has any doubt as to the  proper Beneficiary to receive payments pursuant to  this
    Plan, it shall have the right to withhold such payments until this matter is resolved to its satisfaction.

6.5 Discharge of Obligations. The payment of benefits under this
    Plan to a Beneficiary shall fully and completely discharge  the
    Company from all further obligations under this Plan with respect to the deceased Participant and all of his or her Beneficiaries.

                            Article 7
                        Leave of Absence

7.1 Authorized  Leave of Absence. If a Participant is  authorized by the Company for any reason to take a paid leave of absence from  employment,  such  Participant  shall  continue  to  be considered  employed as an Employee and shall be required  to maintain  the  level of deferrals set forth  in  his  or  her
    Deferral Agreement in order to keep the Deferral Agreement in full  force and effect.  If such leave of absence is  unpaid, the  Participant shall continue to be considered employed  as an  Employee and will be excused from making deferrals  until the unpaid leave of absence ends.  Provided, however, that if
    the   unpaid   leave  of  absence  continues  beyond   twelve
    consecutive  months,  the Participant  shall  be  treated  as having incurred a Termination of Employment as of the end  of such  twelve-month period and the Participant  shall  receive the Termination Benefit.

                            Article 8
                 Employer/Participant Liability

8.1 General  Assets.  Amounts payable to a Participant  shall  be paid from the general assets of the Company exclusively.

8.2 Limitation   of  Obligation.  The  Company  shall   have   no
    obligation  to  a  Participant  under  the  Plan,  except  as expressly provided for in this Plan.

8.3 Participant Cooperation. The Participant must cooperate  with the  Company  and the Committee in furnishing all information requested  by  the  Company  and/or  Committee  in  order  to facilitate  the  payment of benefits, and the  administration and  operation  of this Plan.  Such information  may  include taking  a  physical examination, or other actions,  and  such cooperation  shall  extend  beyond  the  termination  of  the
    Deferral Agreement and the Employee's Participation  in  this
    Plan.

8.4 Unsecured General Creditor. Participants, their Beneficiaries and  their permitted heirs, successors and assigns shall have no  legal  or  equitable rights, interest or  claims  in  any specific property or assets of the Company nor shall they  be beneficiaries of, or have any rights, claims or interests  in any  life  insurance policies, annuities,  interests  or  the proceeds  therefrom owned, or which may be acquired  by,  the
    Company.  Any and all of the Company's assets shall  be,  and remain,  the  general, unpledged unrestricted assets  of  the
    Company.  The Company's obligations under this Plan shall  be merely  that  of  an unfunded and unsecured  promise  of  the
    Company to pay money in the future.

                            Article 9
                   No Guarantee of Employment

9.1 No  Guarantee  of Employment. Nothing in this Plan  shall  be
    construed   as   altering  in  any  manner   the   employment
    relationship  with an Employee, which is hereby  acknowledged to  be  an  "at  will" employment relationship  that  can  be terminated at any time for any reason, with or without cause, unless  otherwise expressly provided in a written  employment agreement.  All terms and conditions of an Employee's current
    employment  shall  remain the same.   Nothing  in  this  Plan
    creates, or is meant to create, any obligation on the part of the  Company to keep an Employee employed by the  Company  or not to terminate an Employee at any time and for any reason.

                           Article 10
       Termination, Amendment or Modification of the Plan

10.1 Termination of Plan. The Company reserves the right  to terminate  this  Plan at any time. Upon termination  of  this
    Plan, the Participant's Account Balance shall be paid out  in accordance  with  the  benefits that  the  Participant  would receive  if  there had occurred a Termination  of  Employment
    with   respect  to  the  Participant  on  the  date  of  Plan
    termination, or if such termination occurs after  Retirement, the  Participant had retired on the date of Plan termination.
    Notwithstanding the above, the termination of this Plan shall not  affect  any  Participant or Beneficiary who  has  become entitled to the payment of benefits under this Plan as of the date of termination.

10.2  Amendment of Plan. The Company may, at any time,  amend or  modify this Plan in whole or in part, provided,  however, that  no  amendment  or modification shall  be  effective  to decrease  or  restrict  a Participant's  Account  Balance  in existence at the time the amendment or modification is  made,
    calculated  as  if  there  had  occurred  a  Termination   of
    Employment  with  respect  to  such  Participant  as  of  the effective date of the amendment, or if such amendment  occurs after  Retirement,  the Participant had  retired  as  of  the
    effective   date   of  the  amendment.   The   amendment   or
    modification of this Plan shall not affect any Participant or
    Beneficiary  who  has  become  entitled  to  the  payment  of benefits  under this Plan as of the date of the amendment  or modification.

10.3 Termination of Deferral Agreement. Absent  the  earlier termination,  modification or amendment  of  this  Plan,  the
    Deferral  Agreement of any Participant shall  terminate  upon the full payment of the applicable benefit provided under the provisions of this Plan.

                           Article 11
                        Change of Control

11.1 Change of Control. For purposes of this Plan, Change of
    Control means:

        (a)   The  acquisition by any person  or  entity  of  the
        power,  directly or indirectly, to exercise a controlling
        influence  over  the management or policies  of  Airborne
        Express  (either alone or pursuant to an  arrangement  or
        understanding   with  one  or  more  other   persons   or
        entities),   whether   through   ownership   of    voting
        securities,  through  one  or  more  intermediaries,   by
        contract, or otherwise;

        (b)   The  acquisition by a person  who  is  not  a  U.S.
        citizen  or  an entity that is not a U.S. entity  (either
        alone or by arrangement or understanding with one or more
        other  persons or entities) of the ownership or power  to
        vote twenty-five percent (25%) or more of the outstanding
        voting securities of Airborne Express;

        (c)   The acquisition by a U.S. citizen or a U.S.  entity
        (either   alone   or  pursuant  to  an   arrangement   or
        understanding with one or more other persons or entities)
        of  the  ownership  or power to vote thirty-five  percent
        (35%)  or  more  of the outstanding voting securities  of
        Airborne Express; or

        (d)    If  during  a  period  of  six  years  after   the
        acquisition   by  any  person  or  entity,  directly   or
        indirectly, of the ownership or power to vote ten percent
        (10%)  or  more  of the outstanding voting securities  of
        Airborne  Express, the composition of  the  majority  the
        Board changes without majority consent of those Directors
        who were Directors prior to such acquisition.

11.2 Termination of Employment Following a Change of Control.
    If during the three-year period following a Change of Control the  employment of a Participant is terminated for any reason other  than  Disability, Death or Retirement hereunder,  such
    Participant shall be considered to have retired at his or her
    Retirement date under the provisions of this Plan, as of  his or  her date of termination, and all benefits provided  under this Plan shall become immediately payable.

11.3 Constructive Termination of Employment. If  during  the
    three-year   period  following  a  Change  of   Control   the
    employment  of  a  Participant is constructively  terminated, such  Participant shall be entitled to receive benefits under this  Plan  as  though  his  or her employment  was  actually
    terminated  in  accordance with Section  11.2.   Constructive
    Termination shall be deemed to have occurred if:

        (a)   The Participant's salary is either reduced by  more
        than  ten percent, or not increased for a period  of  two
        years, unless the salaries of all other Participants  and
        officers  of the Company are reduced in equal proportions
        or are not increased during the same period;

        (b)   The  title,  duties  and  responsibilities  of  the
        Participant's  job are substantially reduced  from  those
        existing prior to the Change of Control;

        (c)  The Participant's place of employment is changed  by
        a  distance  of more than twenty-five miles without  such
        Participant's consent;

        (d)   The  Participant's salary is reduced by twenty-five
        percent  or  more without regard to the salaries  of  any
        other person;

              In  the  event  of  a Constructive  Termination,  a
        Participant may serve notice on the Company, in  writing,
        of  his or her Constructive Termination and intention  to
        actually  terminate  employment  as  a  result  of   such
        Constructive Termination.  Benefits under this  Plan,  in
        accordance with Section 11.2, shall become payable on the
        actual   date   of   the  Participant's  termination   of
        employment.

                           Article 12
                  Other Benefits and Agreements

12.1 Coordination with Other Benefits. The benefits provided for  a  Participant and Participant's Beneficiary under  this
    Plan  are in addition to any other benefits available to such
    Participant under any other plan or program for employees  of
    the  Company.   The  Plan  shall  supplement  and  shall  not
    supersede,  modify or amend any other such  plan  or  program except as may otherwise be expressly provided.

                           Article 13
             Restrictions on Alienation of Benefits

13.1 Nonassignability Neither a Participant  nor  any  other person  shall  have  any  right  to  commute,  sell,  assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the  amounts if any, payable hereunder, or any part  thereof.
    No  part  of  the  amounts  payable shall,  prior  to  actual payment,  be  subject  to any claims  of  creditors  and,  in
    particular,   they  shall  not  be  subject  to   attachment,
    garnishment, seizure or sequestration by any creditor for the payment  of  any  debts, judgments, obligations,  alimony  or separate maintenance owed by a Participant.

                           Article 14
                   Administration of the Plan

14.1 Committee Administration. The general administration of this  Plan, as well as construction and interpretation thereof, shall  be  the responsibility of the Committee, the  number  of members of which shall be designated and appointed from time to time by, and shall serve at, the pleasure of the Board.

14.2 Committee Authority. The Committee shall from  time  to
    time   establish   rules,  forms  and  procedures   for   the
    administration  of this Plan.  Except as otherwise  expressly provided,  the  Committee shall have the exclusive  right  to interpret this Plan and to decide any and all matters arising thereunder  except that an individual Committee member  shall not  rule  in  matters involving his or her  own  account  or benefits.  The Committee's decisions shall be conclusive  and binding upon all persons having or claiming to have any right or interest under this Plan.

14.3 Committee Indemnity. No member of the Committee shall be liable  for  any act or omission of any other member  of  the
    Committee.   The  Company shall indemnify and  save  harmless
    each member of the Committee against any and all expenses and liabilities  arising  out of his or  her  membership  on  the
    Committee,  with  the exception of expenses  and  liabilities arising out of his or her own gross negligence.

14.4 Company's  Obligations to the Committee. To enable  the
    Committee to perform its functions, the Company shall  supply full  and timely information to the Committee on all  matters relating  to  the  compensation of  all  Participants,  their retirement,  death, Disability or Termination of  Employment, and such other pertinent facts as the Committee may require.

14.5 Committee Discretion in Payment Schedule. The Committee
    shall  also have the power, at its sole discretion, to change the manner and timing of payments to be made to a Participant or  Participant's  Beneficiary from that  set  forth  in  the
    Participant's Deferral Agreement, if requested to  do  so  by such Participant or Beneficiary.

14.6 Legal,  Accounting,  Clerical and Other  Services.  The
    Committee  may  authorize one or more of its members  or  any agent  to  act  on  its  behalf and may contract  for  legal, accounting,  clerical and other services to  carry  out  this
    Plan.   All  expenses of the Committee shall be paid  by  the
    Company.

                           Article 15
                        Claims Procedures

15.1 Presentation of Claim. Any Participant or Beneficiary of
    a deceased Participant (such Participant or Beneficiary being referred  to  below  as  a "Claimant")  may  deliver  to  the
    Committee a written claim for a determination with respect to
    the   amounts  (i)  credited  to  (or  deducted  from)   such
    Claimant's  Account  Balance, or (ii) distributable  to  such
    Claimant  from  this Plan.  If such a claim  relates  to  the contents of a notice received by the Claimant, the claim must be  made within 60 days after such notice was received by the
    Claimant.  The  claim  must  state  with  particularity   the
    determination desired by the Claimant

15.2 Notification of Decision. The Committee shall consider a
    Claimant's  claim within a reasonable time, and shall  notify the Claimant in writing:

        (a)  that the Claimant's requested determination has been
        made, and that the claim has been allowed in full; or

        (b)    that   the  Committee  has  reached  a  conclusion
        contrary,   in  whole  or  in  part,  to  the  Claimant's
        requested  determination, and such notice must set  forth
        in a manner calculated to be understood by the Claimant:

            (i)   the  specific reason(s) for the denial  of  the
            claim, or any part of it;
            (ii) specific reference(s) to pertinent provisions of
            this Plan upon which such denial was based;
            (iii)     a description of any additional material or
            information necessary for the Claimant to perfect the
            claim,  and  an explanation of why such  material  or
            information is necessary; and
            (iv) an explanation of the claim review procedure set
            forth in Section 15.3.

15.3 Review of a Denied Claim. Within sixty (60) days  after receiving a notice from the Committee that a claim  has  been denied,  in  whole or in part, a Claimant (or the  Claimant's duly authorized representative) may file with the Committee a written  request  for a review of the denial  of  the  claim.
    Thereafter,  but not later than thirty (30)  days  after  the review procedure began, the Claimant (or the Claimant's  duly authorized representative):

        (a)  may review pertinent documents;

        (b)   may  submit  written comments or  other  documents;
        and/or

        (c)   may request a hearing, which the Committee, in  its
        sole discretion, may grant.

15.4 Decision  on  Review. The Committee  shall  render  its decision  on review promptly, and not later than  sixty  (60)
    days after the filing of a written request for review of  the
    denial,   unless   a  hearing  is  held  or   other   special
    circumstances  require additional time,  in  which  case  the
    Committee's decision must be rendered within 120  days  after
    such  date.   Such  decision must  be  written  in  a  manner
    calculated  to  be understood by the Claimant,  and  it  must contain:

        (a)  specific reasons for the decision;

        (b)    specific   reference(s)  to  the  pertinent   Plan
        provisions upon which the decision was based; and

    (c)  such other matters as the Committee deems relevant.

                           Article 16
                              Trust

16.1 Establishment  of  the  Trust. Airborne  Express  shall establish  the  Trust. The Company shall  at  least  annually
    transfer   to   the  Trust  such  assets  as  the   Committee
    determines, in its sole discretion, are necessary to  provide for the Company's future liabilities created with respect  to the Deferral Amounts and interest credits for that Plan Year.

16.2 Interrelationship  of  the  Plan  and  the  Trust.  The
    provisions  of  this  Plan and the Deferral  Agreement  shall govern  the  rights of a Participant to receive distributions pursuant  to  this Plan.  The provisions of the  Trust  shall govern  the  rights  of  the  Company,  Participant  and  the creditors  of  the Company to the assets transferred  to  the
    Trust.  The Company shall at all times remain liable to carry
    out   its   obligations  under  this  Plan.   The   Company's
    obligations  under  this  Plan may be  satisfied  with  Trust assets distributed pursuant to the terms of the Trust.

                           Article 17
                          Miscellaneous

17.1 Notice.  Any notice given under this Plan shall  be  in writing and shall be mailed to:

               AIRBORNE EXPRESS
               Employee Benefits
               3101 Western Avenue
               Seattle, Washington 98111
               (206) 281-4812

17.2 Successors. This Plan shall be binding upon the Company
    and  its  respective  successors  or  assigns,  and  upon   a
    Participant,   the  Participant's  Beneficiaries,   and   the
    Participant's   permitted  assigns,  heirs,   executors   and
    administrators.

17.3 Governing  Law.  This Plan and each Deferral  Agreement shall  be  governed by and construed under the  laws  of  the
    State of Washington.

17.4 Headings.  The headings of the articles,  sections  and paragraphs  of this Plan are for convenience only  and  shall not  control or affect the meaning or construction of any  of its provisions.

17.5 Validity. In the event any provision of this Plan shall be  illegal  or  invalid for any reason,  the  illegality  or invalidity  of that provision shall not affect the  remaining parts  hereof, but this Plan shall be construed and  enforced as  if  such  illegal and invalid provision  had  never  been inserted herein.

IN  WITNESS WHEREOF, AIRBORNE FREIGHT CORPORATION has signed this
restated   Executive   Deferral Plan this 17 day of June, 1999.

                                   AIRBORNE FREIGHT CORPORATION

                                   By /s/ Lanny H. Michael
                                   -----------------------
                                   Lanny H. Michael
                                   Senior Vice President & Treasurer